Exhibit 99.1

HECKMANN CORPORATION ANNOUNCES PRELIMINARY SETTLEMENT

IN SHAREHOLDER DERIVATIVE LITIGATION

Scottsdale, AZ — April 1, 2013 — Heckmann Corporation (NYSE: HEK) (“Heckmann” or the “Company”) today announced that it has entered into a stipulation of settlement with plaintiff and all defendants in a shareholder derivative lawsuit related to the Company’s acquisition of China Water & Drinks, Inc. (“China Water”) that was filed in 2010 in the Superior Court of California. The stipulation of settlement, which will be filed with the Superior Court of California within the next week, remains subject to the court’s preliminary and final approvals.

Subject to final approval of the settlement by the Superior Court of California, and in exchange for a release of all claims by plaintiff, among others, and a dismissal of the shareholder derivative action, the Company has agreed (a) to adopt certain corporate governance measures, (b) to pay plaintiff’s attorneys $300,000, which will be paid by the Company’s insurers, and (c) to issue to plaintiff’s attorneys up to 562,320 shares of Company common stock. As part of the settlement, the Company and all defendants specifically deny each of plaintiff’s allegations of wrongdoing.

The information contained in this news release does not constitute an offer of any securities for sale. The securities referenced in this press release will not be, or have not been, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Heckmann Corporation

Heckmann Corporation is an environmental solutions company. The Company is one of the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to our customers in energy and industrial end-markets. The Company focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, waste water, used motor oil, spent antifreeze, waste fluids and hydrocarbons. Heckmann continues to expand its suite of environmentally compliant and sustainable solutions to a collection of customers that demand stricter environmental compliance and accountability from their service providers.

Interested parties can access additional information about Heckmann on the Company’s web site at http://www.heckmanncorp.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: negative or uncertain outcomes inherent in litigation; difficulties encountered in acquiring and integrating businesses; whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in Heckmann’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Current Report on Form 8-K/A filed by Heckmann on February 11, 2013, as well as Heckmann’s other reports filed with the United States Securities and Exchange Commission, all of which are available

Heckmann Corporation

at http://www.sec.gov/ and on Heckmann’s website at http://heckmanncorp.com/. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. Heckmann undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brandi Piacente

The Piacente Group, Inc.

Tel. +1 212-481-2050

heckmann@tpg-ir.com

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